As filed with the Securities and Exchange Commission on January 11, 1999
                                     Registration No. 333-

-------------------------------------------------------------------------------


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                  --------------------------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------


                          EUROWEB INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

       Delaware                                       13-3696015
------------------------------             -----------------------------------
State or jurisdiction of                   (I.R.S. Employer Identification No.)
incorporation or organization)

                   445 Park Avenue, New York, New York 10022
                                 (212) 758-9870
               -------------------------------------------------
         (Address and telephone number of principal executive offices)

                         Frank R. Cohen, Cohen & Cohen
      445 Park Avenue, 15th Floor New York, New York 10022, (212) 758-9870
             -------------------------------------------------
        (Name, address and telephone number of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering|_|.
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering|_|.
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box|_|.


                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED          PROPOSED
                                                      AMOUNT         MAXIMUM           MAXIMUM            AMOUNT OF
               TITLE OF SECURITIES                    TO BE       OFFERING PRICE      AGGREGATE          REGISTRATION
                TO BE REGISTERED                    REGISTERED     PER SHARE(1)   OFFERING PRICE(1)          FEE
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, ($.001 PAR VALUE)(2)...............  1,806,666(2)       $1.81          $2,935,832             $866.00
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average high/low price on January 6, 1999 as quoted on the Nasdaq system on January 6, 1999.
(2) Includes (i) 866,000 shares of Common Stock, $.001 par value per share ("Common Stock") of EuroWeb International Corp. (the "Company") issued to private placement purchasers and (ii) 940,000 shares of Common Stock issuable upon the exercise of warrants and options to purchase Common Stock and options issued to private placement purchasers and consultants to the Company.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       SUBJECT TO COMPLETION, DATED                  , 1999

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                1,806,666 Shares

                          EUROWEB INTERNATIONAL CORP.

                                  COMMON STOCK

    This prospectus relates to the offering of 1,806,666 shares of Common Stock ("Shares") of EuroWeb International Corp. (the "Company") of which 866,666 shares may be offered for sale by certain stockholders of the Company and to 940,000 shares issuable upon exercise of warrants ("Warrants") and/or options ("Options") to purchase shares of Common Stock issued to certain private placement purchasers and consultants to the Company. The shareholders, warrant holders and option holders are collectively referred to as the "Selling Stockholders").

    The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents.

    The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares, but no underwriting arrangements have been entered into by any of the Selling Stockholders. It is anticipated that the Shares may be sold by the Selling Stockholders from time to time in transactions (which may include block transactions) on the NASDAQ SmallCap Market at the market prices then prevailing. Sales of the Shares may also be made through negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended, and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

    The Common Stock is traded on the NASDAQ SmallCap Market under the trading symbol of "EWEB." The last reported sales price of the Common Stock as reported on the NASDAQ SmallCap Market on January 6, 1999 was $1.81 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January 11, 1999

                             AVAILABLE INFORMATION

    A Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), has been filed with the Commission with respect to the shares of Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, including exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and exhibits thereto, copies of which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the Commission at the same address at prescribed rates.

    The Company is subject to the informational requirements of the Securities and Exchange Commission (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its Regional Offices located at 7 World Trade Center, New York, New York 10048; and at 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, registration statements and certain other filings made electronically with the Commission through its "EDGAR" system are publicly available through the Commission's site on the Internet's World Wide Web, located at http;//www.sec.gov. This Registration statement, including all exhibits thereto, has been filed with the Commission through EDGAR. Reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission, as stated above (Commission File No. 1-1200), are hereby incorporated by reference in this Prospectus:

    1. The Company's annual report on Form 10-KSB for the year ended December 31, 1997 and the amendments to our annual report filed with the SEC on November 19, 1998 and December 1, 1998.

    2. The Company's proxy statement dated June 15, 1998 with respect to its annual meeting of shareholders held on July 15, 1998.

    3. The Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the amendments to the quarterly reports filed on December 8, 1998.

    4. The Company's current report for November 20, 1998 on Form 8K covering the sale of 51% of the stock of EuroWeb Rt. to PanTel Rt. filed on December 7, 1998 and amended on January 8, 1999.

    5. The description of Common Stock contained in Company's Registration Statement filed under Section 12(b) of the Exchange Act. See "Description of Securities" in this Prospectus for a description of Company's Securities.

    In addition, all documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to any person who receives a copy of this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus. Any such request should be directed to the attention of Frank R. Cohen, Chairman of the Board, EuroWeb International Corp. at 445 Park Avenue, New York, New York 10022, telephone number: (212) 758-9870.

                               PROSPECTUS SUMMARY

     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus and the Company's Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1997 (the "Form 10-KSB"), the Form 10-QSB, as amended, for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "Forms 10-QSB"), the 8K filed on December 7, 1998 relating to the sale of 51% of the stock of EuroWeb Rt. to PanTel Rt. on November 20, 1998, and amended on January 8, 1999, and the Company's Proxy Statement with respect to its Annual Meeting of Shareholders held on July 15, 1998 (the "Proxy Statement"), all of which are incorporated herein by reference. The summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this Prospectus and Form 10-KSB, Forms 10-QSB and Proxy Statement. Each prospective investor is urged to read this Prospectus and the Form 10-KSB, Forms 10-QSB and Proxy Statement in their entirety. All references to $ or Dollars are to United States Dollars; all references to "HUF" are to Hungarian Forints. As of January 7, 1999, the Exchange Rate was HUF 216 to $1.

                                  THE COMPANY

     EuroWeb International Corp. ("EuroWeb" or the "Company") owns 49% of EuroWeb Rt., a Hungarian company which is a full service Internet service provider ("ISP") operating in Hungary, supplying international leased lines and MCI VSAT data connections to the World Wide Web and providing access to managed lease lines and dial-up subscribers, complete Internet graphic services including designing and creation of Web sites and hosting of Web sites, Internet fax discount services, and development of software to provide electronic commercial Internet based solutions to perform many business processes.

     The Company was organized on November 9, 1992 under the laws of the State of Delaware as Hungarian Teleconstruct Corp., and changed its name to EuroWeb International Corp. on July 9, 1997. It was a development stage company through December 31, 1993. It originally had two subsidiary Hungarian corporations, one of which was engaged as a general contractor in the construction of buildings and the other was engaged in the construction of local telephone exchanges for community sponsored telecom companies in Hungary. It had two operating business segments: (1) building of condominium apartments and (2) design and laying of underground fiber optic telephone and cable lines. The latter segment was discontinued in 1994.

     The Company built two luxury 14-unit condominium buildings in Budapest, which were completed in early 1998, at which time the Company ceased its construction activities. One of such buildings was sold in March 1998. On December 22, 1998, the Company sold the stock of its wholly owned construction subsidiary Teleconstruct Epitesi, Kft. which owned the second building.

     On January 2, 1997, the Company entered the Internet service provider business in Hungary acquiring three Hungarian Internet Service companies, namely EUNET Hungary Ltd. (EUNET"), MS Telecom Rt. ("MS Telecom"), and E-Net Hungary Telecommunications and Multimedia, Kft. ("E-Net"). EUNET was a provider of managed leased line Internet access to corporate customers, MS Telecom was a provider of dial-up Internet access to small businesses, and E-Net was a developer of Web Sites. Each of these companies had separate facilities, marketed their services through different channels, had different customer bases, different personnel and different bookkeeping systems. By the end of April 1997, the Company rented a new facility, combined all three companies into one operating facility, eliminated approximately 35% of the personnel to avoid duplication, established a common accounting department and was able to retain the customer bases of each of the acquired companies.

     In 1998 the Company started a division to develop Internet software to provide electronic commercial based solutions to perform many business processes. This division was retained by Fornex, an agent of the Budapest Stock Exchange ("BSE"), to develop software to record all transactions on the BSE in real time, which information can be obtained by subscribers through the Internet. This division has been also retained by the BSE to create the database containing information on all of the companies on the BSE. The division also has been retained by Posta Bank, Hungary's second largest bank, to help develop software for home banking use by customers of the bank and to provide access for the customers to enable the customers to transfer funds on deposit at the bank by the Internet electronically to third parties. The Company is also working on software for credit card processing and transaction validation.

     The Company also added discount fax service for its customers in 1998. These services enable customers to send faxes anywhere in the world at a cost substantially lower than what the customers would pay using ordinary telephone lines. Customers are able to access this new service using a regular fax machine or through their computers. Recipients are able to receive the transmission on a computer or on a fax machine. The Company is also the node for faxes sent to Hungary from locations around the world by members of a worldwide alliance of Internet service providers known as GRIC (Global Research Internet Connection).

     EuroWeb further expanded its capabilities in 1998 by leasing satellite space on a satellite owned by MCI.

     On November 20, 1998, the Company sold 51% interest of its stock of its wholly owned subsidiary EuroWeb Rt. to PanTel Rt. on November 20, 1998. The Company will use the quity method of accounting to account for the retained 49% interest in EuroWeb Rt.

     The Company's objective is for EuroWeb Rt. to become the leading Hungarian Internet professional services firm. To achieve its goal, the Company's strategy is to expand EuroWeb Rt.'s Internet services and solutions, both through internal growth and through related business acquisitions.

     Unless the context otherwise requires, when used herein, the term "Company" shall include EuroWeb International Corp. and its Hungarian subsidiary, EuroWeb Rt., which administers the Internet Company's operations in Hungary. The office of the Company in the United States is 445 Park Avenue, New York, NY 10022; Telephone number: (212) 758-9870. The office of both subsidiaries in Hungary is H-1122 Budapest, Varosmajor utca 13; Telephone number: (361) 2244-000.

                              RECENT DEVELOPMENTS

REGISTRATION STATEMENT AND WITHDRAWAL

     On May 15, 1998 the Company filed a Registration Statement on Form SB-2 for the sale of 1,000,000 Units, each unit consisting of one share of Preferred Stock and one Common Stock Purchase Warrant. The Units were priced at $6 per unit and the offering was underwritten by J.W. Barclay & Company., Inc. The Offering was withdrawn on September 1, 1998 due to Market Conditions. The Company incurred approximately $137,000 in expenses in connection with the offering which were charged to operations during the quarter ended September 30, 1998.

SALES OF UNREGISTERED SECURITIES

1. On September 2, 1998, the Company sold 533,333 shares of its Common Stock for $400,000 through J. P. Carey Securities Inc as Placement Agents. The sale price per share was based on a 25% discount from the NASDAQ closing bid price of $1.00 per share on the date of the transaction. After deducting the Placement Agents 10% commission of $40,000 and expenses of $16,250, and Company expenses of $30,000, the net proceeds to the Company were $313,750. In connection with the Private Placement through J.P. Carey Securities Inc., the Company agreed to file a Registration Statement with the SEC within two (2) months after September 12, 1998 (November 12, 1998) in order to register the 533,333 shares of Common Stock issued in said Private Placement. The Company has agreed to use its best efforts to have the Registration Statement declared effective by January 12, 1999. The Company has agreed to issue 2% of the purchase price (aggregate $8,000) to the share purchasers if it fails to file the Registration Statement on time and 3% of the purchase price (aggregate $12,000) in the event the Registration Statement is not declared effective on or before January 12, 1999. All of the shares issued in connection with the transaction were acquired for investment purposes only and the certificates representing the shares have had restrictive legends imprinted thereon. Registration of the above securities was not required since the issuance of the securities was exempt from registration as an issuance not constituting a public offering under Section 4(2) of the Securities Act of 1933.

2. On September 12, 1998, the Company sold 333,333 shares of its Common Stock directly to an unaffiliated investor for $250,000. The sales price per share was based on a 25% discount from the NASDAQ closing bid price of $1.00 per share on the date of the transaction. There was no underwriter or broker involved in the transaction. The Company incurred no costs in connection with this transaction and accordingly the gross proceeds and the net proceeds to the Company from the transaction was $250,000. All of the shares issued in connection with the transaction were acquired for investment purposes only and the certificates representing the shares have had restrictive legends imprinted thereon. Registration of the above securities was not required since the issuance of the securities was exempt from registration as an issuance not constituting a public offering under Section 4(2) of the Securities Act of 1933.

UNREGISTERED WARRANT AND OPTIONS ISSUED

3. In October 1996, Registrant sold to 7 persons an aggregate of 22 units (the "Units"), each Unit consisting of 25,000 shares of Common Stock (aggregate 550,000) and 25,000 five year Common Stock Purchase Warrants (aggregate 550,000 exercisable at $2 per share (reduced to $1.25 per share on June 27, 1997) for a purchase price of $50,000 per Unit, or an aggregate of $1,100,000. Ten thousand of these were sold in 1998 under Rule 144 leaving a balance of 540,000 Warrants. In connection with the financing, the Registrant paid a selling commission of $100,000 to an unaffiliated finder. Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. The 540,000 shares of Common Stock underlying the 540,000 Common Stock Purchase Warrants are being registered in this offering.

4. In February 1997, the Company retained Peter E. Klenner as a consultant to oversee the Company's real estate interests. He agreed to render consulting services for a two-year period for a fee of 100,000 five-year options exercisable at $2.00 per share for the period from February 1999 to February 2002.

5. In September 1998, the Company granted 100,000 five year Common Stock Purchase Warrants to J.P. Carey Securities, Inc., exercisable at $1.10 per share in partial consideration for services rendered to the Company as Private Placement Agent in the private placement noted above. The high bid closing price on NASDAQ on the date of the transaction was $1.00.

6. In September 1998, the Company also entered into a two year Consulting Agreement with MJJ Management Group Corp., (the"MJJ Consulting Agreement") to provide a range of services including the establishment of contact with a number of brokers and the arrangement of Broker teleconferences. In consideration of the services to be provided by MJJ, the Company granted to MJJ 200,000 three year Warrants to purchase shares of Common Stock at the exercise price of $1.00 per share.

     The Shares offered hereby consist of 866,666 unregistered shares issued by the Company in connection with transactions referred to under Sales of Unregistered Securities above, and the 940,000 shares underlying the 940,000 warrants and options issued in connection with the transactions referred to under Unregistered Warrants and Options for a total of 1,806,666.

SALE OF 51% OF INTERNET SUBSIDIARY

     On November 20, 1998, the Company sold a 51% interest in its wholly owned Hungarian Subsidiary, EuroWeb RT, to a Hungarian telecom corporation known as PanTel for $2.2 million.

                                  THE OFFERING

Common Stock Outstanding (prior to
and after Offering ...........................    6,444,916 shares of Common
                                                  Stock

Preferred Stock Outstanding ..................    0

Warrants and Options Outstanding (1)
(prior to and after the offering) ............    1,775,000

Use of Proceeds ..............................    All of the proceeds of this
                                                  Offering will be paid to the
                                                  respective selling
                                                  stockholders and none of the
                                                  proceeds will be received by
                                                  the Company. See "Use of
                                                  Proceeds".

Risk Factors .................................    The offering involves a high
                                                  degree of risk. See "Risk
                                                  Factors".

NASDAQ Symbols:
     Common Stock ............................    EWEB

(1) Reserved as follows: (i) 350,000 shares reserved for outstanding options granted pursuant to the Company' Stock Option Plan; (ii)460,000 shares reserved to cover exercise of outstanding Options granted to Management Employees; (iii) 565,000. Warrants granted to Private Placement Purchasers (iv) 300,000 Warrants; and 100,000 Options granted to Company Consultants.

                                  RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk. The following factors, in addition to those discussed elsewhere in this Prospectus should be considered carefully in evaluating the Company and its business. An investment in the Shares is suitable only for those investors who can bear the risk of loss of their entire investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT AND RISK FACTORS

     Certain statements in this Prospectus constitute or may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). The Company desires to avail itself of certain "safe harbor" provisions of the Litigation Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements included in this Prospectus or hereafter included in other publicly available documents filed with the Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties , and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) achievements expressed or implied by such forward looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, need for additional capital, certain technology considerations, competition and technological changes, governmental regulations, dependence upon key personnel and other risks detailed in the Company's Commission filings, each of which could adversely affect the Company's business personnel and other risks detailed in the Company's Commission filings, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein. Risk factors and investment considerations which may materially affect the Company, impact upon any forward looking statements, and which otherwise should carefully be considered, include the following:

1. Limited Operating History; Accumulated Deficit. Although the Company was founded in November 1992, it only entered the Internet business in January 1997 by acquiring three operating Internet businesses. Accordingly, the Company has only a limited operating history on which to base an evaluation of its present business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition~based growth. To address these risks, the Company must, among other things, continue to expand its client base, continue to develop the strength and quality of its operations, maximize the value delivered to clients, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company has incurred net losses since inception, and as of September 30, 1998 had an accumulated deficit of approximately $17.0 million. In 1997, the only complete year in which the Company had Internet operations, the Company incurred a net loss of approximately $2.5 million. In the first nine month period ended September 30, 1998 the Company had a net loss of $766,462. On a pro forma basis, assuming that the acquisition by the Company of the three Internet services providers occurred on January 1, 1996, the Company's consolidated net loss for the year ended December 31, 1996 would have been approximately $4.6 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. There can be no assurance that the Company will achieve or sustain profitability.

2. Risks Related to Expansion. The Company has limited experience in effectuating rapid expansion and there can be no assurance that the Company will be able to successfully expand its operations or manage growth.

3. Possible Future Capital Needs. The Company currently anticipates that its available cash resources will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. However, the Company may need to raise additional funds in order to support more rapid expansion, acquire complementary businesses or technologies or take advantage of unanticipated opportunities through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products or take advantage of future opportunities either of which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of acquiring subscriber bases or service firms. To the extent that the Company finances an acquisition with equity securities, any such issuance of equity securities would result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company incurs indebtedness or issues debt securities in connection with any acquisition, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness.

4. Recruitment and Retention of Internet Solutions Professionals. The Company's business of delivering Internet services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain employees who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future, The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition.

5. Competition, Low Barriers to Entry. The market for Internet services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's principal competitors are Datanet, which has a customer base similar to that of the Company but larger than the Company's, and MATAV, the national Hungarian telephone company, which targets residential rather than business subscribers. The Company believes it can compete on the basis of the quality and reliability of its services, but there can be no assurance that it will be able to compete successfully.

     There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition.

6. Management of Growth. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. The Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate any organizations which it may acquire and whose integration, which, even if successful, could take a significant period of time and will place a significant strain on the Company. As a result, there can be no assurance that the Company will be able to integrate any acquisitions successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected.

7. Rapid Technological Change. The market for Internet services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected.

8. Dependence on Key Personnel; Limited Management; Need for Qualified Management and Other Personnel. The success of the Company will be dependent on the personal efforts of Csaba Toro, Managing Director of Operations, Frank R. Cohen, Chairman of the Board and Chief Executive Officer and Robert Genova, President. Although the Company has entered into an employment agreement with Messrs. Cohen, Genova and Toro, the loss of the services of any of such individuals could have a material adverse effect on the Company's business and prospects. The Company does not have and does not intend to obtain "key-man" insurance on the life of any of its officers. Mr. Toro devotes all of his time to the affairs of the Company, and Mr Cohen and Mr. Genova devote 75% of their time to the affairs of the Company. Mr. Cohen is also a member of Cohen & Cohen, a law firm that represents the Company. The success of the Company is largely dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial and other personnel including a Chief Financial Officer. Competition for qualified personnel is intense, and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel will have a material adverse effect on the Company.

9. Government Regulation and Legal Uncertainties. The Company is not currently subject to direct government regulation other than laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing growth and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, information security or the convergence of traditional communications services with Internet communications. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost bf doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition.

10. Foreign Currency and Exchange Risks and Rate Revaluation. The Company will be subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, the Company's ability to limit its exposure to currency fluctuations is significantly restricted.

     Although the Forint has recently become exchangeable outside Hungary, there is not yet a freely convertible exchange market in place for the Forint. In addition, Hungarian law permits the repatriation of foreign currency only for dividends to the extent of capital investment and earnings, as determined under applicable Hungarian law. There can no assurances as to the future exchangeability or convertibility of Forints.

11. Dividends. The Company has not previously paid any dividends on its Common Stock and intends to follow a policy of retaining all of its cash flow from operations, if any, to finance the development and expansion of its business.

12. Possible Delisting and Risk of Low-Priced Securities. The Common Stock is currently being quoted on the NASDAQ SmallCap Market under the symbols "EWEB." If the Company is unable to satisfy the NASDAQ SmallCap Market maintenance criteria in the future, its Common Stock may be delisted from trading on the NASDAQ SmallCap Market. If it did not qualify for such listing, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"), and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations also require that broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

     If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market. The Company's Common Stock was trading below $1 per share for more than a year prior to April 1998. Furthermore, the Company's net tangible assets were below $2 million at September 30, 1998. This maintenance requirement has been met since September 30, 1998 by a private placement and by the sale of 51% interest in the Company's Hungarian subsidiary, EuroWeb Rt. NASD found after a hearing in December 1998 that the Company satisfied all of the NASDAQ SmallCap maintenance criteria and expressed confidence in the Company's ability to maintain compliance with all requirements for continued listing going forward.

13. Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders for monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law.

                                USE OF PROCEEDS

     The Selling Stockholders will receive all of the net proceeds from the sale of the securities offered hereby, and accordingly the Company will receive no proceeds from the sales of Shares offered hereby.

                           DESCRIPTION OF SECURITIES

     The Company's authorized capitalization consists of 15,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series. As of the date of this Prospectus, the Company had 6,444,916 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The following summary description of the Units, Common Stock, and Preferred Stock are qualified in their entirety by reference to the Company's Certificate of Incorporation, as amended.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by Stockholders. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders after payments to creditors and after paying, or providing for, any liquidation preferences of any outstanding Preferred Stock. There are no conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock, and stockholders have no preemptive rights to acquire shares of Common Stock issued by the Company in the future.

     The Common Stock is traded on NASDAQ SmallCap Market under the symbol
EWEB.

PREFERRED STOCK

     The Preferred Stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the Board of Directors prior to the issuance of any shares thereof. Each series of Preferred Stock will have such voting powers, if any, preferences, and other rights as determined by the Board of Directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the Board of Directors adopted prior to the issuance of any shares of such series of Preferred Stock. No shares of Preferred Stock have been issued to date.

     Because the terms of each series of Preferred Stock may be fixed by the Company's Board of Directors without shareholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Preferred Shares, the publicly held Warrants, and the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

COMMON STOCK PURCHASE WARRANTS

         The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock splits, recapitalizations, mergers and consolidations. No adjustment exists for the issuance of shares of Common Stock, among other circumstances, upon exercise of any of the Warrants or options granted under any stock option plan. The holder of a Warrant does not possess any rights as a stockholder of the Company unless he exercises his Warrant and obtains Common Stock. The shares of Common Stock issued upon exercise of a Warrant, will be fully paid and non-assessable. A Warrant may be exercised upon the surrender of a duly completed warrant certificate on or prior to its expiration, accompanied by cash or certified bank check for the exercise price.

TRANSFER AGENT

     The Transfer Agent and registrar of the Common Stock is American Stock Transfer and Trust Co., 40 Wall Street, New York, New York 10005.

REPORTS TO STOCKHOLDERS

     The Company furnishes its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                              SELLING STOCKHOLDERS

     The following tables sets forth the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of December 31, 1998, the number of Shares owned thereby covered by this Prospectus and the amount and percentage ownership of each Selling Stockholder after the offering of the Shares offered hereby assuming all the Shares covered by this Prospectus are sold by the Selling Stockholders. Except as otherwise indicated by footnotes below, none of the Selling Shareholders has had any position, office or other material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby.


---------------------------------------------------------------------------------------------------------------------------
                                            Shares of Common
                                               Stock Owned                                                   Percentage of
                                              Beneficially           Shares          Shares Owned            Shares Owned
        Name of Security Holder               and of Record         Offered          After Offering         After Offering
---------------------------------------------------------------------------------------------------------------------------
Atlantis Capital Fund Ltd.(1)..........          533,333            533,333                0                       0
Peter E. Klenner(2)....................          333,333            333,333                0                       0
J.P. Carey, Inc.(3)....................          100,000            100,000                0                       0
MJJ Management Group Corp.(4)..........          200,000            200,000                0                       0
Peter E. Klenner(5)....................          100,000            100,000                0                       0
Steve Altman(6)........................           50,000             50,000                0                       0


---------------------------------------------------------------------------------------------------------------------------
                                            Shares of Common
                                               Stock Owned                                                   Percentage of
                                              Beneficially           Shares          Shares Owned            Shares Owned
        Name of Security Holder               and of Record         Offered          After Offering         After Offering
---------------------------------------------------------------------------------------------------------------------------
Kenneth S. Grossman(6).................          25,000              25,000                0                       0
Edward S. Gutman(6)....................           50,000             50,000                0                       0
Hudson Investment Partners(6)..........           15,000             15,000                0                       0
Augustus La Rocca and
Joseph La Rocca(6).....................          250,000            250,000                0                       0
Joel Stuart(6).........................           50,000             50,000                0                       0
George Szajacs(6)......................          100,000            100,000                0                       0
---------------------------------------------------------------------------------------------------------------------------
                  Total................         1,806,666          1,806,666               0                       0


1.   Shares purchased in a private placement completed on September 12, 1998.
2. Shares purchased in a private placement completed on September 15, 1998. Mr. Klenner was president and a director of the Company from its inception in November 9, 1992 until October 30, 1996.
3. Includes 100,000 shares issuable upon exercise of 100,000 Warrants received as compensation for acting as Placement Agent in connection with a private placement.
4. Includes 200,000 shares issuable upon exercise of 200,000 Warrants received for financial public relation services rendered and to be rendered to the Company.
5. Includes 100,000 shares issuable upon exercise of 100,000 Warrants received for real estate consulting services rendered and to be rendered to the Company.
6 Includes 540,000 shares issuable upon exercise of 540,000 Warrants purchased in connection with a private placement closed in October 1996.


                              PLAN OF DISTRIBUTION

     The Shares may be offered and sold from time to time by the Selling Stockholders as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices relating to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. The Selling Stockholders and such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

     There is no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby. The Company will receive no proceeds from any sales of the Shares offered hereby by the Selling Stockholders.

     The Company has agreed to pay the filing fees, costs and expenses associated with the Registration Statement, including compliance with any state blue sky requirements, commissions and discounts of underwriters, dealers or agents, if any, and any stock transfer taxes. The Company has also agreed to indemnify the Selling Stockholders and any underwriters for certain civil liabilities in connection with the Registration Statement and the securities offered thereby and hereby, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the shares offered hereby is being passed upon for the Company by Cohen & Cohen, 445 Park Avenue, New York, New York, 10022. Frank R. Cohen, a partner of Cohen & Cohen, beneficially owns 10,000 shares of Common Stock and holds 235,000 options to purchase 240,000 shares of Common Stock exercisable at prices from $1 to $1 5/8. In addition, Frank R. Cohen, also, is Chairman of the Board, secretary and Treasurer of the Company.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance u0on such report given upon the authority of said firm as experts in auditing and accounting.

-------------------------------------------------------------------------------

No dealer, sales or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                              PAGE

Available Information.......................    2
Incorporation of Certain Documents
  by Reference..............................    2
Prospectus Summary..........................    3
Risk Factors................................    7
Use of Proceeds.............................   10
Description of Securities...................   10
Selling Stockholders........................   11
Plan of Distribution.......................    12
Legal Matters...............................   13
Experts.....................................   13












-------------------------------------------------------------------------------







                              1,806,666 SHARES OF
                                  COMMON STOCK

                                    EUROWEB
                              INTERNATIONAL CORP.

                                  COMMON STOCK

                                   PROSPECTUS

                                January 11, 1999

             -----------------------------------------------------

           FORM S-3, PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses (other than underwriting discounts and commissions) which other than the SEC registration fee are estimates, payable by the Registrant in connection with the sale and distribution of the shares registered hereby:

       SEC registration fee........................................$866.00
                              Total .................   $866.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director, officer, employee or agent of the corporation person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. Section 10 of the Company's Certificate of Incorporation, and Article X of the Company's Bylaws filed in Exhibit 3(d) to the Registrant's initial public offering on Form SB-2 under Registration Number 33-62672-NY provide that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL. In addition, Section 9 of the company's Certificate of Incorporation filed as Exhibit 3(a) to the Registrant's initial public offering on Form SB-2 under Registration Number 33-62672-NY provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions or otherwise the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

    5.   Opinion of Cohen & Cohen

    23.  Consents
         (a) BDO Seidman, LLP

         (b) Cohen & Cohen (contained in opinion filed as Exhibit 5)

ITEM 17.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this

                   Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (1) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    (b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 11, 1999.


                                      EUROWEB INTERNATIONAL CORP.


                                      By: /s/Frank R. Cohen
                                          ---------------------------------
                                      Frank R. Cohen, Chairman of the Board

     Each of the undersigned does hereby appoint Robert Genova and Frank R. Cohen and, each of them severally, its or his true and lawful attorneys to execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of such attorneys shall have the power to act hereunder with or without the other.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:

     SIGNATURE                            TITLE                  DATE

/s/Frank R. Cohen         Chairman of the Board, Chief      January 11, 1999
----------------------    Executive Officer, Principal Financial
Frank R. Cohen            Officer, Secretary


/S/Robert Genova          Director, President               January 11, 1999
----------------------
Robert Genova

/s/Csaba Toro             Director, Vice President          January 11, 1999
----------------------    and Treasurer
Csaba Toro

/s/Richard G. Maresca     Director                          January 11, 1999
----------------------
Richard G. Maresca

/s/Donald K. Roberton     Director                          January 11, 1999
---------------------
Donald K. Roberton